HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

FINANCIAL STATEMENTS

APRIL 30, 2006 AND 2005

INDEX TO FINANCIAL STATEMENTS

Balance Sheets as of April 30, 2006 (Unaudited) and October 31, 2005	F-2 - F-3

Statements of Income for the six months ended April 30, 2006 and 2005 (Unaudited)	F-4

Statements of Cash Flows for the six months ended April 30, 2006 and 2005 (Unaudited)	F-5 - F-6

Notes to Financial Statements	F-7 - F-17

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

BALANCE SHEETS
AS OF APRIL 30, 2006 AND OCTOBER 31, 2005

ASSETS

	(Unaudited)
	April 30, 2006	October 31, 2005

CURRENT ASSETS
Cash and cash equivalents	$2,225,895	$3,439,402
Trade receivables, net	5,383,233	4,055,648
Inventories	2,402,320	3,513,323
Prepayments	949,225	442,826
Other receivables, net	494,202	377,209
Due from related parties, net	278,050	—
Due from a director	1,157,668	—
Deferred expenses	694,211	—

TOTAL CURRENT ASSETS	13,584,804	11,828,408

LAND USE RIGHTS	138,509	137,581

PROPERTY, PLANT AND EQUIPMENT, NET	10,465,187	11,656,657

TOTAL ASSETS	$24,188,500	$23,622,646

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

BALANCE SHEETS
AS OF APRIL 30, 2006 AND OCTOBER 31, 2005

LIABILITIES AND SHAREHOLDERS' EQUITY

	(Unaudited)
	April 30, 2006	October 31, 2005

CURRENT LIABILITIES
Accounts payables and accruals	$1,332,885	$1,513,526
Advance from customers	374,734	146,515
Bank loans	1,996,531	2,478,929
Other payables	4,678,858	4,475,750
Due to a director	997,853	756,350

TOTAL CURRENT LIABILITIES	9,380,861	9,371,070

NON-CURRENT LIABILITIES
Long-term bank loan	3,743,496	3,718,394

TOTAL LIABILITIES	13,124,357	13,089,464

MINORITY INTEREST

SHAREHOLDERS' EQUITY
Registered capital	9,665,922	9,665,922
Reserves	1,245,374	1,237,023
Retained earnings (Deficit)	(137,608)	(595,508)
Accumulated other comprehensive income	290,455	225,745

TOTAL SHAREHOLDERS' EQUITY	11,064,143	10,533,182

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,188,500	$23,622,646

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
 (INCORPORATED IN THE PRC)

STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED APRIL 30, 2006 AND 2005
(Unaudited)

	(Unaudited)	(Unaudited)
	Six Months Ended April 30, 2006	Six Months Ended April 30, 2005

SALES	$20,052,818	$7,193,313
COST OF SALES	8,863,227	3,989,857
GROSS PROFIT	11,189,591	3,203,456
SELLING AND DISTRIBUTION EXPENSES	4,202,267	1,228,724
ADVERTISING	2,917,988	398,714
GENERAL AND ADMINISTRATIVE EXPENSES	1,632,290	446,791
PROVISION FOR DOUBTFUL ACCOUNTS	622,618	—
DEPRECIATION AND AMORTIZATION	328,051	351,427
RESEARCH AND DEVELOPMENT	817,547	586,113
INCOME FROM OPERATIONS	668,830	191,687
FINANCE COSTS	359,465	125,047
GOVERNMENT SUBSIDIES	(155,316)	(342,411)
OTHER EXPENSES/(INCOME)	6,781	(3,988)
INCOME BEFORE INCOME TAXES	457,900	413,039
INCOME TAXES	—	—
NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$457,900	$413,039

The accompanying notes are in integral part of the financial statement

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

STATEMENTS OF CASH FLOW
FOR THE SIX MONTHS ENDED APRIL 30, 2006 AND 2005
(Unaudited)

	(Unaudited)	(Unaudited)
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$457,900	$413,039
Adjustments to reconcile net income to net cash from
operating activities :
Depreciation and amortization	328,051	351,427
Changes in operating assets and liabilities:
Trade receivables, net	(1,327,585)	(1,337,910)
Inventories	1,111,003	(1,061,621)
Prepayments	(506,399)	(255,339)
Other receivables, net	(116,993)	61,137
Deferred expenses	(694,211)	—
Accounts payable and accruals	(180,641)	1,248,504
Advance from customers	228,219	(3,048)
Other payables	203,108	742,124
NET CASH FROM OPERATING ACTIVITIES	(497,548)	158,313

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,876,244)	(2,861,530)
Disposition of property, plant and equipment	2,739,663	—
NET CASH FROM IN INVESTING ACTIVITIES	$863,419	$(2,861,530)

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

STATEMENTS OF CASH FLOW (CONTINUED)
FOR THE SIX MONTHS ENDED APRIL 30, 2006 AND 2005
(Unaudited)

	(Unaudited)	(Unaudited)
	2006	2005

CASH FLOWS FROM FINANCING ACTIVITIES:
Due (to)/from a director	$(916,165)	$22,011
Due to related parties, net	(278,050)	—
Dividend payable	—	(1,522,383)
Repayment of bank loan, net	(482,398)	—
NET CASH FROM FINANCING ACTIVITIES	(1,676,613)	(1,500,372)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,310,742)	(4,203,589)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	97,235	5

Cash and cash equivalents, beginning of period	3,439,402	4,773,395

Cash and cash equivalents, end of period	$2,225,895	$569,811

SUPPLEMENTARY CASH FLOW DISCLOSURES
Interest paid	$245,145	$125,047

Income taxes paid	$—	$—

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2006 AND OCTOBE 31, 2005

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

The Company was incorporated 1996 in the People’s Republic of China (“the PRC” or “China”) and is principally engaged in the research, production and sales of bio-pharmaceutical products. The Company’s extensive sales network covers various provinces, cities, and counties throughout China. The Company’s fiscal year end is October 31.

The products are made in the two plant facilities located at Harbin City with specialized machinery under stringent cleanliness and hygienic processes.

The Company’s customers are mainly exclusive agents in the PRC, each of them is responsible for some specific and designated areas. The Company’s interacts directly with its agents and receives settlement from them, whereas products are transported directly by trucks to customers according to instructions by the agents.

2. BASIS OF PRESENTATION

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America, US GAAP.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A. CASH AND CASH EQUIVALENTS

The Company considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

B. INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

C. LAND USE RIGHTS

According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 to 50 years.

D. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives for property, plant and equipment are as follows:

Buildings and leasehold improvement	20 years
Plant and machinery	10 years
Office equipment and furnishings	5 to10 years
Motor vehicles	5 to10 years

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

E. CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

F. ACCOUNT RECEIVABLES

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. An account is considered past due after sixty (60) days from the invoice date. The allowance on the doubtful accounts was $656,685 and $765,078 as at April 30, 2006 and October 31, 2005, respectively.

G. INCOME TAXES

Taxes are calculated in accordance with taxation principles currently effective in the PRC. The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

H. GOVERNMENT SUBSIDIES

Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with. Subsides are for Company’s research and development activities and they will continue in the following years. The amount of subsidies received for six months ended April 30, 2006 and the year ended October 31, 2005 were$155,316 and $326,092, respectively. The amounts granted and timing of receipts do vary every year, depending on the policies from the local authorities.

I. RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

J. FOREIGN CURRENCY TRANSLATION

The company maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

	April 30, 2006	October 31, 2005

Period/year end RMB : US$ exchange rate	8.0139	8.0680
Average RMB : US$ exchange rate	8.0481	8.2308

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

K. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

L. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, accounts payable and accrued expenses and debt, approximates their fair value at April 30, 2006 and October 31, 2005 due to the relatively short-term nature of these instruments.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

M. REVENUE RECOGNITION

In accordance with the provisions of Staff Accounting Bulletin No. 103, revenue is recognized when merchandise is shipped and title passes to the customer and collectibility is reasonably assured.

N. RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. Engineers and technical staff are involved in the production of our products as well as on-going research, with no segregation of the portion of their salaries relating to research and development from the portion of their salaries relating to production. The total salaries are included in cost of sales. Other research is performed on a future profit sharing basis conducted by universities and research institutions.

O. SHIPPING AND HANDLING

All shipping and handling are expensed as incurred and outbound freight is not billed to customers. Shipping and handling expenses included in selling and distribution expenses were $643,471 and $748,438 for the 6 months ended April 30, 2006 and year ended October 31, 2005, respectively.

P. ADVERTISING

Advertising costs are expensed as incurred. They are separately disclosed in income statements.

Q. EMPLOYEES' BENEFITS

Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

R. SEGMENTS

No business segment analysis is provided for the year end October 31, 2005 and for the six months ended April 30, 2006 and 2005, as less than 10% of revenue and less than 10% of income from operations is attributable to the segment other than sales of pharmaceutical products.

Further, no geographical segment analysis is provided for the year ended October 31, 2005 and for the six months ended April 30, 2006 and 2005, as less than 10% of revenue and less than 10% income from operations is attributable to the segment other than the Mainland China.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

S. COMPREHENSIVE INCOME/(LOSS)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general-purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

T. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral. In order to determine the value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.

4. ACCOUNT RECEIVABLES

The Company's trade receivables as at April 30, 2006 and October 31, 2005 are summarized as follows:

	April 30, 2006	October 31, 2005
Trade receivables	$6,763,057	$4,820,726
Less: Allowance for doubtful accounts	(1,379,824)	(765,078)
Trade receivables, net	$5,383,233	$4,055,648

The activities in the Company’s allowance for doubtful accounts during the six months ended April 30, 2006 and the year ended October 31, 2005 are summarized as follows:

	April 30, 2006	October 31, 2005
Balance at beginning of period/year	$765,078	$599,338
Add: Provision of doubtful accounts	622,618	138,638
Exchange difference transfer to exchange reserve	(7,872)	27,102
Balance at end of period/year	$1,379,824	$765,078

5. LAND USE RIGHTS
	April 30, 2006	October 31, 2005
Cost	$149,739	$148,736
Less: Accumulated amortization	(11,230)	(11,155)
Land use rights, net	$138,509	$137,581

Amortization expenses for the six months ended April 30, 2006 and the year ended October 31, 2005 were zero and $3,181, respectively.

6. PROPERTY, PLANT AND EQUIPMENT

	April 30, 2006	October 31, 2005
Cost:-
Buildings and leasehold improvement	$7,754,365	$7,689,736
Plant and machinery	4,177,023	5,123,418
Office equipment and furnishings	18,805	18,679
Motor vehicles	32,067	13,846
	11,982,260	12,845,679

Less: Accumulated depreciation:-
Buildings and leasehold improvement	543,427	409,217
Plant and machinery	966,373	773,449
Office equipment and furnishings	5,969	5,060
Motor vehicles	1,304	1,296
	1,517,073	1,189,022

Net book value	$10,465,187	$11,656,657

Depreciation expenses relating to property, plant and equipment for six months ended April 30, 2006 and the year ended October 31, 2005 were $328,051 and $797,124, respectively.

7. INVENTORIES

The Company's inventories at six months ended April 30, 2006 and year ended October 31, 2005 are summarized as follows:

	April 30, 2006	October 31, 2005
Raw materials	$1,612,740	$916,600
Finished goods	721,275	2,527,209
Consumables	68,305	69,514
	$2,402,320	$3,513,323

Raw material mainly comprised of Chinese herbs, herbal related ingredients and packing materials, and they were for manufacturing the products such as tablets and drinks.

The Company made provision for obsolescent inventories for expired raw materials amounting to $313,649 and $155,957 for the six months ended April 30, 2006 and the year ended October 31, 2005, respectively. Such obsolescence was recorded in cost of goods sold.

8. DUE FROM RELATED PARTIES

The amounts are unsecured, interest-free and repayable within one year. The money advanced from the related parties was mainly for the operation of the Company during the periods.

9. DUE FROM/(TO) A DIRECTOR

The amounts are unsecured, interest-free and repayable within one year. The money advanced from/(to) a director was mainly for the operation of the Company during the periods.

10. BANK LOANS

As at six months ended April 30, 2006 and year ended October 31, 2005, the Company has short-term loans from banks amounted to $1,996,531 and $2,478,929, respectively. They were bearing interests ranging from 6.903% to 7.812% per annum. The loans were secured by the pledge of the Company, its director and affiliated companies.

11. LONG-TERM LOAN

As at six months ended April 30, 2006 and year ended October 31, 2005, the Company has a long-term loan from bank amounted to $3,743,496 and $3,718,394, respectively. The loan is due in September 2009 and it is interest bearing at 6.435% per annum. The loan was secured by corporate and personal guarantees of the Company and its directors, respectively.

12. INCOME TAXES

The Company is subject to state and local income taxes within the PRC at the applicable tax rate as reported in their PRC statutory financial statements in accordance with the relevant income tax laws.

The Company was granted tax holiday and concession and is entitled to full exemption from corporation income taxes up to December, 2006. From 2007 onwards, the Company also enjoys a special income tax rate of 15% as it is located as in a high-tech development zone where there is tax exemption for certain enterprises.

13. RESERVES

The reserves fund is comprised of the following:

	April 30, 2006	October 31, 2005
Statutory surplus reserve fund	$830,249	$824,682
Public welfare fund	415,125	412,341
	$1,245,374	$1,237,023

Pursuant to the relevant laws and regulations of the PRC, the profits of the Company, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses of previous years, and made appropriations to reserve funds, as determined by the Board of Directors in accordance with the PRC accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

Net income as reported in the US GAAP financial statements differs from that as reported in the PRC statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. If the Company has foreign currency available after meeting its operational needs, it may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

14. RELATED PARTY TRANSACTIONS

The Company had the following significant related party transactions during the period:

- the director paid funds to the Company for a net amount of $159,819 and $756,350 as at Oct 31, 2005;

- the related parties received funds from the company for a net amount of $278,050

15. COMMITMENTS AND CONTINGENCIES

A. CAPITAL AND LEASE COMMITMENTS

As of April 30, 2006, the Company has no significant capital and lease commitments required for disclosure.

B. LEGAL PROCEEDINGS

The Company is not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company.

16. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company faces a number of risks and challenges since its operations are in the PRC. The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

17. SUBSEQUENT EVENTS

On February 15, 2006, Harbin Renhuang Pharmaceutical Co., Ltd. (“New Renhuang”) was incorporated in the Peoples Republic of China. Effective May 1, 2006, New Renhuang commenced its operation. The principal activities remained unchanged.

On September 7, 2006 (as reported in Item 2.01 in the Current Report) New Renguang through a reverse merger became a 100% subsidiary of Renguang Pharmaceuticals, Inc.

18. PRO FORMA CONDENSED CONSOLIDATED FINANCIALS

PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR RENHUANG PHARMACEUTICALS, INC.
INCORPORATED UNDER THE LAWS OF NEVADA

AS OF APRIL 30, 2006

The following unaudited pro forma condensed consolidated financial statements combine the historical balance sheets of Harbin Renhuang Pharmaceutical Stock Co., Ltd., incorporated in the People’s Republic of China, (“Renhuang China”) with the historical balance sheet of Renhuang Pharmaceuticals, Inc., ( “Renhuang”) at April 30, 2006, and their respective income statements for the six months ended April 30, 2006 and 2005, giving effect to the reverse merger between Renhuang China and Renhuang as if the merger had taken place on November 1, 2003.

Because Renhuang China’s owners as a group retained or received the larger portion of the voting rights in the combined entity and Renhuang China's senior management represents a majority of the senior management of the combined entity, Renhuang China was considered the acquirer for accounting purposes and we will account for the exchange transaction as a recapitalization of Renhuang China.

We provide the following information to aid you in your analysis of the financial aspects of the reverse merger, referred to elsewhere in this Current 8 K Report as the Merger. We derived this information for Renhuang from its audited financial statements for the years ended April 30, 2006 and 2005. We derived this information for Renhuang China from its unaudited but reviewed financial statements for the six months ended April 30, 2006 and 2005.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financial statements of Renhuang China, appearing elsewhere herein, and the historical financial statements of Renhuang, as filed and included in our Current Form 10-KSB for the annual periods ended April 30, 2006.

The fiscal year end of Renhuang China and Renhuang is October 31 and April 30, respectively.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger.

RENHUANG PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS AT APRIL 30, 2006 (In USD)

		April 30, 2006
							Pro Forma
				Pro Forma			Consolidated
	Renhuang China	Renhuang		Adjustments			Balance

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,225,895	$		$			$2,225,895
Trade receivables, net of provisions	5,383,233						5,383,233
Inventory	2,402,320						2,402,320
Prepayments	949,225						949,225
Other receivable, not of provisions	494,202						494,202
Due from related parties, net of provisions	278,050						278,050
Due from directors	1,157,668						1,157,668
Advance to employee	-						-
Tax recoverable	-						-
Deferred expenses	694,211						694,211
TOTAL CURRENT ASSETS	13,584,804						13,584,804

LAND USE RIGHTS	138,509						138,509
PROPERTY, PLANT AND EQUIPMENT, NET	10,465,187						10,465,187
CONSTRUCTION IN PROGRESS, NET	-						-
TOTAL ASSETS	$24,188,500		$-	$			$24,188,500

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accruals	$1,332,885	$		$			$1,332,885
Advance from customers	374,734						374,734
Bank loans	1,996,531						1,996,531
Other payable	4,678,858						4,678,858
Due to directors	997,853						997,853
Due to related parties	-						-
Dividend payable
TOTAL CURRENT LIABILITIES	9,380,861						9,380,861
LONG-TERM LIABILITIES
Long-term bank loan	3,743,496						3,743,496
TOTAL LIABILITIES	13,124,357		-				13,124,357

SHAREHOLDERS' EQUITY
Common stock	9,665,922		13,355		(9,644,277)	A	35,000	D
Additional paid-in-capital			17,375,011		11,090,260	C	38,131,193
Reserves	1,245,374						1,245,374
Retained earnings (Deficit)	(137,608)				(1,445,983)	B	(1,583,591)
Accumulated other comprehensive income (deficit)	290,455		(17,388,366)				(17,097,911)
TOTAL SHAREHOLDERS' EQUITY	11,064,143		-		-		11,064,143

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,188,500		$-		$-		$24,188,500

RENHUANG PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
SIX MONTHS ENDED APRIL 30, 2006 AND 2005 (In USD)

	Six months ended April 30, 2006					Six months ended April 30, 2005
				Pro Forma					Pro Forma
	Renhuang		Pro Forma	Consolidated		Renhuang		Pro Forma	Consolidated
	China	Renhuang	Adjustments	Balance		China	Renhuang	Adjustments	Balance
	(a)	(b)	(c)			(a)	(b)	(c)
SALES	$20,052,818	$	$	$20,052,818		$7,193,313	$		$7,193,313

COST OF SALES	8,863,227			8,863,227		3,989,857			3,989,857

GROSS PROFIT/(LOSS)	11,189,591			11,189,591		3,203,456			3,203,456

SELLING AND DISTRIBUTION EXPENSES	4,202,267			4,202,267		1,228,724			1,228,724

ADVERTISING	2,917,988			2,917,988		398,714			398,714

GENERAL AND ADMINISTRATIVE EXPENSES	1,632,290			1,632,290		446,791			446,791

PROVISION FOR DOUBTFUL ACCOUNTS	622,618			622,618		-			-

DEPRECIATION AND AMORTIZATION	328,051			328,051		351,427			351,427

RESEARCH AND DEVELOPMENT	817,547			817,547		586,113			586,113

INCOME FROM OPERATIONS	668,830	-		668,830		191,687	-		191,687

FINANCE COSTS	359,465			359,465		125,047			125,047

GOVERNMENT SUBSIDIES	(155,316)			(155,316)		(342,411)			(342,411)

INVESTMENT BANKING FEES FOR REVERSE MERGER			-	-				-	-

OTHER (INCOME)/EXPENSES	6,781			6,781		(3,988)			(3,988)

INCOME BEFORE INCOME TAXES	457,900		-	457,900		413,039		-	413,039

INCOME TAXES	-			-		-

NET INCOME/(LOSS) ATTRIBUTABLE TO SHAREHOLDERS	$457,900	$876,951	$-	$1,334,851		$413,039	$876,951	-	$1,289,990

NET INCOME (LOSS) PER SHARE		0.12		0.04			0.12		0.04

SHARES OUTSTANDING		7,443,029		35,000,000	D		7,443,029		35,000,000	D

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Reverse Merger

In consideration for 29,750,000 shares of Renhuang, representing 85% of Renhuang’s total issued and outstanding shares after giving effect to the Merger, Renhuang acquired - through a Share Exchange Agreement on September 1, 2006 - all of the issued and outstanding share capital of Harbin Renhuang Pharmaceutical Company Limited, incorporated in the British Virgin Island, (“BVI”), whose only assets are the total and issued outstanding shares of Renhuang China as further described in our current Form 8K dated and filed with the Securities and Exchange Commission on August 29, 2006.

Note 2 - Pro forma adjustments

Balance Sheets - as of April 30, 2006

(a) Derived from the balance sheets of Renhuang China as of April 30, 2006

(b) Derived from the balance sheet of Renhuang as of April 30, 2006.

(c) Adjustments relating to the share exchange agreement and the acquisition of Renhuang China by Renhuang, including:

A - To adjust for the exchange of Renhuang China shares for 29.75 million newly issued shares of Renhuang.

B - To record the value of the 4,804,760 shares paid to Viking Investments as investment banking fees for the reverse merger. The fee is calculated as follows: The 4,804,760 shares received by Viking comprise 13.73% of the total number (35 million) of shares issued and outstanding. Total equity value is $10,533,182 as of October 31, 2005. Hence, Viking’s shares are worth (13.73%)*$10,533,182 = $1,445,983.

C - The sum of adjustment for the exchange of Renhuang China shares for Renhuang shares ($9,644,277) and adjustment for the investment banking fees mentioned under B above ($1,445,983)

D - After the reverse merger, the Company has 35,000,000 shares of common stock outstanding ($35,000 par value), allocated as follows:

•	29,750,000 shares issued to former owners of Renhuang China

•	445,240 retained by former owners of Renhuang

•	4,804,760 shares issued to Viking Investments as investment banking fees

Statement of Income - For the six months ended April 30, 2006

(a) Derived from the statement of income of Renhuang China for the six months ended April 30, 2006

(b) Derived from the statement of income of Renhuang for the year ended April 30, 2006

(c) Adjustments for the investment banking fees related to the reverse merger, as explained in B above.

Harbin Renhuang Pharmaceutical Stock Co., Ltd

Management’s Discussion and Analysis of Operations

Six Months Ended April 30, 2006

Overview

The company achieved significant sales growth and higher gross margins during the six months ended April 30, 2006. As a result, net income increased by almost 11% compared to the same period a year ago, despite significant increases in G&A and advertising expenses during the period. The company’s operating results demonstrate that the management’s strategy to launch new products, grow market shares and keep costs under control continued to pay off.

Revenue for the six months ended April 30, 2006 increased by 179% to $20,052,818, compared with $7,193,313 for the same period a year ago. The increase was due to continued success with new products launched since January 2005 (after a new factory began operations), as well as our ability to continue to attract customers with competitive pricing.

Net income attributable to shareholders increased by almost 11% to $457,900, compared with $413,039 for the same period a year ago. The increase resulted from significantly higher sales volume and higher gross margins compared with the same period a year ago. Net income would have been higher had it not been for significant increases in G&A and advertising expenses during the period.

Cost of sales for the six months ended April 30, 2006 increased by 122% to $8,863,227, compared with $3,989,857 for the same period a year ago. Note that cost increased proportionately much less than sales, reflecting better cost control from management along with new and more efficient production processes.

Gross profit margin was 56% for the six months ended April 30, 2006, compared with 45% for the same period a year ago. The improvement in gross margin reflects better cost control and more efficient production processes.

Selling and distribution expenses increased by 242% to $4,202,267 for the six months ended April 30, 2006, compared with $1,228,724 for the same period a year ago. The increase was a result of increased transportation due to significantly higher sales volume, as well as increased bonus payments to salespeople.

Advertising expenses increased 6.3 times to $2,917,988 for the six months ended April 30, 2006, compared with $398,714 for the same period a year ago. The sharp increase was a direct result of continued spending on major advertising campaigns and promotional initiatives started in fiscal 2005. Major forms of advertising were TV commercials and advertisements in magazines and newspapers.

General and administrative expenses increased 2.7 times to $1,632,290 for the six months ended April 30, 2006, compared with $446,791 for the same period a year ago. The increase was mainly due to significantly higher office and travel expenses as well as service payments.

Provision for doubtful accounts (for trade receivables) for the six months ended April 30, 2006 and 2005 were $622,618 and zero, respectively.

Depreciation and amortization decreased by 7% to $328,051 for the six months ended April 30, 2006, compared with $351,427 for the same period a year ago. The decrease reflected the transfer of approximately $2.7 million of property, plant and equipment to a newly set-up entity.

Research and development (R&D) expenses increased by 39% to $817,547 for the six months ended April 30, 2006, compared with $586,113 for the same period a year ago. The increase was largely due to the launch of several early-stage R&D initiatives to be carried out jointly with local universities to develop new products.

Government subsidies for the six months ended April 30, 2006 were $155,316, compared with $342,411 for the same period a year ago. Government subsidies were given in support of our R&D efforts. They were unconditional and with no commitments from local authorities. We are not sure how long the subsidies can be expected to continue or if they will continue at the present levels.

Finance costs increased by 1.9 times to $359,465 for the six months ended April 30, 2006, compared with $125,047 for the same period a year ago. The increase was due to interest payments on a new long-term bank loan of $3.7 million that was initiated in November 2005.

Income taxes were zero for the six months ended April 30, 2006 and 2005, as the Company was exempted from corporate income taxes. It is currently entitled to full exemption from corporate income taxes through the end of December 2006. From 2007 onwards, the Company will enjoy a preferential income tax rate of 15%, based on its being in a high-tech development industry to be promoted by the local authorities.

Management’s Discussion of Financial Resources and Liquidity

Six Months Ended April 30, 2006

Overview

The company continued to expand its asset base during the six months ended April 30, 2006, largely due to current asset expansion (by $1.76 million) to meet the increasing need for working capital amid continued rapid growth in sales. Fixed assets declined as disposition exceeded acquisition. During the period, both operating and financing activities experienced net cash outflow, while investing activities generated net cash inflow. Net cash flow was negative $1.31 million during the period.

Cash and cash equivalents aggregated $2.23 million on April 30, 2006, down $1.21 million from the beginning of the period. Operating and financing activities together used more cash than generated by the company’s investing activities, causing the decline in cash balance.

Trade receivables were $5.38 million on April 30, 2006, up $1.32 million from the beginning of the period, reflecting the company’s continued growth in sales.

Inventories stood at $2.40 million on April 30, 2006, down $1.11 million from the beginning of the period, as the company drew down its stock of finished goods to meet continued rapid growth in sales.

Prepayments were $0.95 million on April 30, 2006, up $0.51 million from the beginning of the period, as the company increased its purchases of goods and supplies (and prepayments thereof) to meet increasing sales volume.

Other receivables were $0.49 million on April 30, 2006, up $0.11 million from the beginning of the period, again reflecting increased sales volume and activities at the company.

Due from related parties aggregated $0.28 million on April 30, 2006, up from zero at the beginning of the period. The amounts are unsecured, interest-free and repayable within one year. They were mainly used for the operation of the company during the period.

Due from directors aggregated $1.16 million on April 30, 2006, up from zero at the beginning of the period. The amounts are unsecured, interest-free and repayable within one year. They were mainly used for the operation of the Company during the period.

Deferred expenses were $0.69 million on April 30, 2006, up from zero at the beginning of the period, due to expenses related to the pending reverse merger of the company.

Land use rights were valued at $0.14 million, slightly up from the beginning of the period due to fluctuation in the USD/RMB exchange rate.

Property, plant and equipment were $10.47 million on April 30, 2006, down $1.19 million from the beginning of the period, mainly due to the disposition of machinery and equipments.

Consolidated borrowings aggregated $13.12 million, slightly up from $13.09 million at the beginning of the period, as fluctuation in the USD/RMB exchange rate led to slightly higher valuation of the company’s long-term bank loan. Current liabilities also increased slightly to meet working capital needs amid increasing sales volume. Advance from customers and other payables went up, while the company reduced its account payables and repaid some of its short-term bank loans.

Net cash flow was negative $1.31 million during the period. The company used $0.50 million net in cash in operating activities, largely to meet increasing sales volume. It used $1.68 million net in cash in its financing activities, paying back dues to directors and related parties and repaying some of its short-term bank loans. The company generated $0.86 million net in cash in investing activities, as disposition of fixed assets generated more cash than the amount of cash used in the acquisition of fixed assets.